UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 27, 2014

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

18th Floor, Jialong International Building
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China
(Address of Principal Executive Offices)

86 10 6598 3111
Registrant's telephone number, including area code

____________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

The Purpose of this Amendment No. 1 to our current report on Form 8-K as filed with the Securities and Exchange Commission on January 28, 2014 is to amend and restate Item 1.01 therein in its entirety.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 27, 2014, China Biologic Products, Inc. (the “Company”) entered into a Repurchase Agreement (the “Repurchase Agreement”) with Ms. Siu Ling Chan (“Ms. Chan”), an individual shareholder of the Company, and Mr. Tung Lam (“Mr. Lam”), the spouse of Ms. Chan, pursuant to which the Company agreed to repurchase 2,500,000 shares of its common stock (the “Repurchased Shares”), representing approximately 9.67% of the total common stock outstanding on January 27, 2014. The repurchase price is $28.00 per share, which is below the volume-weighted average price of the Company’s stock during the last 30 trading days and the last 90 trading days, and $70,000,000 (the “Repurchase Price”) in the aggregate. The Repurchased Shares will become treasury stock of the Company upon closing of the repurchase.

The Company’s obligation to repurchase the Repurchased Shares is subject to certain conditions, among which (i) an injunction order issued on May 31, 2013 by the High Court of Hong Kong prohibiting Ms. Chan and Mr. Lam from disposing of, encumbering, diminishing the value of or otherwise dealing with the Repurchased Shares shall have been lifted and (ii) a settlement agreement (the “Settlement Agreement”) has to remain effective and valid. The Settlement Agreement was entered on January 27, 2014 among Ms. Chan, Mr. Lam, certain plaintiffs in the pending lawsuit filed in the High Court of Hong Kong (the “HK Lawsuit”) against Ms. Chan, Mr. Lam and certain other defendants, and the plaintiffs’ agent in the HK Lawsuit to completely settle the title dispute between such plaintiffs and Ms. Chan and Mr. Lam in respect of 5,178,962 shares of the Company owned by Ms. Chan and Mr. Lam through an one-time cash payment to be made by Ms. Chan and Mr. Lam to the plaintiffs and the plaintiffs’ agent. Pursuant to the Repurchase Agreement, a substantial portion of the Repurchase Price will be used as the one-time cash settlement payment under the Settlement Agreement. For more information on the HK Lawsuit, please refer to the current reports on Form 8-K filed by the Company with the SEC on March 12, 2012 and August 5, 2013.

The foregoing summary of the Repurchase Agreement is qualified in its entirety by reference to the full text of the agreement, which is included as Exhibit 10.1 to this current report on Form 8-K/A and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Repurchase Agreement among China Biologic Products, Inc., Ms. Siu Ling Chan and Mr. Tung Lam dated January 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2014	CHINA BIOLOGIC PRODUCTS, INC.

By: /s/ David (Xiaoying) Gao_______________
David (Xiaoying) Gao
Chief Executive Officer

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